Exhibit 99.13(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-114404 on Form S-6 of our report dated February 25, 2021 relating to the consolidated financial statements of Talcott Resolution Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 29, 2021